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                                                                 iBX Group, Inc.
                                                              350 NW 12th Avenue
                                                       Deerfield Beach, FL 33442
                                                                    561.998.3020
                                                                    561.998.3021
                                                                   info@ibxg.com
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                                LETTER OF INTENT

This Letter of Intent (the "LETTER") is entered into as of June 7, 2002 (the "EFFECTIVE DATE") by and between CyberCare, Inc. ("CyberCare") and iBX Group, Inc. ("iBX"), iBX and CyberCare are otherwise referred to individually as a "Party" and collectively as the "Parties".

    1. iBX has indicated a desire to purchase the Physical Therapy and Rehabilitation business and the Pharmacy business of CyberCare through the acquisition of all of the issued & outstanding stock of the operating subsidiaries of CyberCare comprising such businesses ("Targets") under terms substantially similar to those set forth in EXHIBIT A attached hereto (the "TERM SHEET").

    2. The Parties agree to use their mutual best commercial efforts to consummate the transaction described in the Term Sheet (the "Transaction") not later than 30 days following the completion of the due diligence period (the "CLOSING DATE"). The due diligence period will start upon the Effective Date of this letter and continue for thirty (30) days.

    3. The Parties intend to negotiate in good faith and enter into a definitive agreement (the "Definitive Agreement") within thirty (30) days of the Effective Date hereof, which is satisfactory to their respective legal counsel and which will include reasonable representations, warranties, covenants, conditions, indemnification and other terms as are usual and customary in a transaction of this nature. The Definitive Agreement will reflect the terms delineated in the Term Sheet, as may be modified by the parties by mutual consent.

    4. Subject to the foregoing, the Transaction contemplated hereby shall be consummated at a closing (the "CLOSING") to be held at a time and place mutually agreed upon by the Parties. The Closing shall be subject to, among others, each of the following conditions:

    (a) The Transaction shall have been approved by the respective Boards of Directors of each Party.

    (b) All necessary or appropriate approvals or consents of third parties shall have been obtained.

    (c) There shall not be in effect on the Closing Date any injunction, order or other decree by any court or governmental body or any material pending or threatened litigation or proceeding prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

    (d) There shall not have been any material adverse change in the assets, liabilities or business of the Targets which are the subject of the acquisition as in existence on the date hereof.

    (e) All documents and instruments to be executed by the Parties shall have been approved by their respective legal counsel.

    (f) CyberCare shall have provided iBX with three years of audited financial statements sufficient to satisfy iBX's requirements under the federal securities laws.

    (g) CyberCare shall have obtained a "fairness opinion" supporting the purchase price of the transaction.

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    5.  In the event that the Parties, despite their good faith efforts, are unable to agree on and enter into the Definitive Agreement on or prior to the end of the due diligence period or such later date as may be mutually agreed upon, this Letter shall terminate and the Parties hereto shall thereafter have no liability to each other, except as may arise from a breach of any requirements under the Letter of Confidentiality previously entered into between the Parties.

    6. Each Party shall bear its own, legal, accounting and other expenses in connection with this Letter of Intent, such Parties's due diligence investigation and the proposed transactions, except as may otherwise be expressly provided in the Definitive Agreement.

    7. The agreements set forth in Section 5 shall be binding legal obligations of the Parties hereto. All remaining portions of this Letter & Term Sheet are not intended to and shall not be deemed to constitute binding legal obligations.

    8. Neither the CyberCare nor iBX shall disclose the terms or conditions of this letter or the fact of its making to any person other than their attorneys, accountants, and Board of Directors except as required by law.

    9. Except as and to the extent required by law, without the prior written consent of the other party, no press release or other announcement or disclosure shall be made with respect to this letter or the transactions contemplated hereby. The Parties acknowledge that since each company is a publicly-traded company that it may have the obligation to make public disclosure of this letter of intent. If a Party is required by law to make any such disclosure, it must first provide to the other Party the content of the proposed disclosure and the time and place that the disclosure will be made.

    10. During the period from the date of this letter until the Closing Date, CyberCare shall operate the businesses of the Targets in the ordinary course.

    This Letter shall be governed by and construed in accordance with the laws of the State of Florida.

    IN WITNESS WHEREOF, the parties are entering into this Letter of Intent as of the Effective Date specified above.

iBX Group, Inc.                        CyberCare, Inc.

By: /s/ Evan Brovenick                 By: /s/ DANA J. PUSATERI
    -----------------------------         -----------------------------
    Evan Brovenick, President              Dana J. Pusateri
                                           Executive Vice Presient

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                                   EXHIBIT A

                                  TERM SHEET

1.  TRANSACTION DESCRIPTION.  iBX Group, Inc., a Florida corporation
    ("Buyer"), will acquire all the issued & outstanding stock (the "Stock") of the following subsidiaries of CyberCare, Inc. ("CyberCare"); (a) Physical Therapy and Rehabilitation, Inc. ("PTR"), (b) Physical Therapy and Rehabilitation of Central Florida, Inc. ("PTRC"), (c) Physical Therapy and Rehabilitation of South Florida, Inc. ("PTRS", and collectively with PTRC and PTR, the "Rehab Subsidiaries"), each of which are wholly-owned subsidiaries of Professional Healthcare Services, Inc., an intermediate, wholly-owned subsidiary of CyberCare ("PHI"), and (d) Pharmacy Care Specialists, Inc. ("PCS"). The Rehab Subsidiaries and the PCS are otherwise collectively referred to as the "Targets."

2. PURCHASE PRICE. The purchase price for the stock is Seven Million dollars ($7,000,000), to be paid at closing.

3. CREDIT LINE. iBX will assume the accounts receivable financing arrangements between PTR/PCS and Copelco, subject to terms required by Copelco or the Parties will otherwise make other arrangements to pay off the lines of credit as part of the closing as mutually agreed and obtain a release of CyberCare under all guarantees and or obligations in connection with accounts receivable financing. In addition certain other mutually agreed upon liabilities may be assumed by iBX.

4. CLOSING. The transaction is intended to be closed as soon as possible, but subject to CyberCare obtaining a fairness opinion supporting the purchase price, any regulatory approvals and notifications that may be required by either party (such as Medicare, Medicaid, pharmacy board, etc.) and any third party consents that may be necessary.

5. INDEMNIFICATION. CyberCare and PHI will indemnify iBX for claims related to the operation of business of the Rehab Subsidiaries and PCS which arise from acts or omissions occurring prior to closing, subject to reasonable caps and survival periods.

6. TRANSITION SERVICES. CyberCare will provide limited "transition services" to iBX to assist iBX its initial operation of the business of the Targets, as to be mutually determined by the parties.

8. INSURANCE. iBX will assume the obligation of providing health insurance for certain employees of the Targets under a separate group policy following the closing, and will obtain and maintain it own general liability and professional liability policies with respect to the businesses of the Targets.